Exhibit 10.3

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 21, 2021, by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), (b) LANTRONIX, INC., a Delaware corporation (“Lantronix”), (c) LANTRONIX HOLDING COMPANY, a Delaware corporation (“Holding”), (d) LANTRONIX TECHNOLOGIES CANADA (TAIWAN) LTD., a Canadian corporation (“Lantronix Taiwan”), (e) LANTRONIX CANADA, ULC, a Canadian corporation (“Lantronix ULC”), and (f) TRANSITION NETWORKS, INC., a Minnesota corporation (“TNI” and together with Lantronix, Holding, Lantronix Taiwan and Lantronix ULC, each individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.          Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of August 2, 2021 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.             Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to (i) clarify the interest payment schedules, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.             Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.              Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.              Amendments to Loan Agreement.

2.1           Section 2.1.2 (Term Loan Advance). Sections 2.1.2(b) and 2.1.2(c) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(b)          Interest Payments. Interest on the Term Loan Advance shall be payable in accordance with Section 2.3(a) below.

(c)             Principal Repayment. Commencing on October 1, 2021, and continuing on each Payment Date thereafter, Borrower shall repay the principal amount of the Term Loan Advance in quarterly installments of principal equal to the Applicable Term Loan Principal Payment Amount. All outstanding principal and accrued and unpaid interest under the Term Loan Advance, and all other outstanding Obligations with respect to the Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.”

1

2.2           Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)          Interest Rates; Payment.

(i)             Each Advance and the Term Loan Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (A) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (B) for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin.

(ii)            On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Default Rate for Prime Rate Advances.

(iii)          Interest on each Advance that is a Prime Rate Advance shall be paid monthly on the Payment Date commencing on the first Payment Date following the Funding Date of the applicable Advance. Interest on each Advance that is a LIBOR Advance shall be paid on the applicable Interest Payment Date, but no less frequently than quarterly on the last day of each calendar quarter commending on the first Interest Payment Date/calendar quarter end date (whichever is earlier) following the Funding Date of the applicable Advance.

(iv)          Interest on each Term Loan Advance that is a Prime Rate Advance shall be paid quarterly on the Payment Date commencing on the first Payment Date following the Funding Date of the applicable Term Loan Advance. Interest on each Term Loan Advance that is a LIBOR Advance shall be paid on the applicable Interest Payment Date, but no less frequently than quarterly on the last day of each calendar quarter commending on the first Interest Payment Date/calendar quarter end date (whichever is earlier) following the Funding Date of the applicable Term Loan Advance.

(v)            Interest shall also be paid on the date of any prepayment of any Advance or Term Loan Advance pursuant to this Agreement for the portion of any Advance or Term Loan Advance so prepaid and upon payment (including prepayment) in full thereof.

(vi)           All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date. All accrued by unpaid interest on the Term Loan Advance shall be due and payable on the Term Loan Maturity Date.”

2.3           Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c)          LIBOR Advances. The interest rate applicable to each LIBOR Advance shall be determined in accordance with Section 3.6(a) hereunder. Subject to Sections 3.5 and 3.6, such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and accrued interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance, but no less frequently than quarterly on the last day of each calendar quarter commending on the first Interest Payment Date/calendar quarter end date (whichever is earlier) following the Funding Date of the applicable Advance. The LIBOR Rate Margin applicable to LIBOR Advances shall be determined on the basis of Borrower’s most recent Leverage Ratio, as reported to Bank in Borrower’s Quarterly Financial Statements provided pursuant to Section 6.2(c), and such LIBOR Rate Margin shall be adjusted promptly upon each receipt of such Quarterly Financial Statements.”

2

2.4           Section 13.1 (Definitions). The following defined terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“Applicable Term Loan Principal Payment Amount” is (a) Four Hundred Thirty-Seven Thousand Five Hundred Dollars ($437,500) for the principal payments due on October 1, 2021, January 1, 2022, April 1, 2022, July 1, 2022, October 1, 2022, January 1, 2023, April 1, 2023 and July 1, 2023, and (b) Six Hundred Fifty-Six Thousand Two Hundred Fifty Dollars ($656,250) for the principal payments due on October 1, 2023 through the Term Loan Maturity Date.

“Payment Date” is (a) with respect to the Term Loan Advance, the first (1st) day of the months of January, April, July and October in each calendar year, and (b) with respect to Advances, the last calendar day of each calendar month.

3.             Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.             Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Balance of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:	BORROWER:

SILICON VALLEY BANK	LANTRONIX, INC.

By: /s/ Will Deevy	By: /s/ Jeremy Whitaker

Name: Will Deevy	Name: Jeremy Whitaker

Title: Director	Title: Chief Financial Officer

LANTRONIX HOLDING COMPANY

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

LANTRONIX CANADA, ULC

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

LANTRONIX TECHNOLOGIES CANADA (TAIWAN) LTD.

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

TRANSITION NETWORKS, INC.

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

[Signature Page to First Amendment to Third A&R Loan and Security Agreement]

4